SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015 (November 4, 2015)

HDS INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9272 Olive Boulevard
St. Louis, MO  63132
(Address of principal executive offices)

(401) 400-0028
(Registrant's Telephone Number)

10 Dorrance St., Suite #700, Providence, RI  02003
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 4, 2015, we entered into an Asset Purchase Agreement (the "Agreement") with CMG Holdings, Inc., a Nevada corporation ("CMG"), and SirenGPS, Inc. our controlling shareholder ("Siren") wherein we agreed to purchase certain assets of CMG in consideration of issuing CMG 85,600,000 shares of our Series B Preferred stock and Siren agreed to transfer 14,600,000 shares of our common stock owned by Siren to CMG thereby transferring control of HDS International Corp. to CMG.  In addition, CMG is obligated to obtain a commitment to for $300,000.  This commitment may be waived by CMG in its sole discretion.  Closing of this transaction will take place on November 10, 2015 with the issuance and transfer of the shares aforesaid and CMG transferring the assets to us.

ITEM 7.01  REGULATION FD DISCLOSURE

We announced that on November 4, 2015, we entered into an Asset Purchase Agreement (the "Agreement") with CMG Holdings, Inc., a Nevada corporation ("CMG"), and SirenGPS, Inc. our controlling shareholder ("Siren") wherein we agreed to purchase certain assets of CMG in consideration of issuing CMG 85,600,000 shares of our Series B Preferred stock and Siren agreed to transfer 14,600,000 shares of our common stock owned by Siren to CMG thereby transferring control of HDS International Corp. to CMG.  In addition, CMG is obligated to obtain a commitment to for $300,000.  This commitment may be waived by CMG in its sole discretion.  Closing of this transaction will take place on November 10, 2015 with the issuance and transfer of the shares aforesaid and CMG transferring the assets to us.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1 99.1	Asset Purchase Agreement Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HDS International Corp.

Date:	November 10, 2015	By:	PAUL RAUNER
		Name:	Paul Rauner
		Title:	President